Exhibit 99.B(h)(g)

PACIFIC SELECT FUND

AMENDED AND RESTATED INDEMNIFICATION AGREEMENT

This Amended and Restated Indemnification Agreement (the “Agreement”) is made as the date set forth on the signature page by and between Pacific Select Fund, a Delaware statutory trust (the “Trust”), and the trustee of the Trust whose name is set forth on the signature page (the “Trustee”).  This Agreement supersedes and replaces the prior Indemnification Agreement that each Trustee had individually entered into with the Trust, and any amendments and novations thereto.

WHEREAS, the Trust is a Delaware statutory trust and is registered under the Investment Company Act of 1940, as amended (the “1940 Act”), as an open-end management investment company of the series type;

WHEREAS, the Trustee is a trustee of the Trust, and the Trust wishes the Trustee to continue to serve in that capacity; and

WHEREAS, the Agreement and Declaration of Trust, the By-Laws of the Trust and applicable laws permit the Trust to contractually obligate itself to indemnify and hold the Trustee harmless to the fullest extent permitted by law.

NOW THEREFORE, in consideration of the premises, mutual promises and covenants contained herein, and good and fair consideration, the receipt and sufficiency of which are hereby acknowledged by the parties, the parties hereby agree as set forth below. Certain capitalized terms used herein are defined in Section 6.

1.                                      Indemnification.  The Trust shall indemnify and hold harmless the Trustee against any Expenses actually and reasonably incurred by the Trustee in any Proceeding arising out of or in connection with the Trustee’s service to the Trust, to the fullest extent permitted by the Agreement and Declaration of Trust, the By-Laws of the Trust, the Delaware Statutory Trust Act, the Securities Act of 1933 and the Investment Company Act of 1940, as now or hereafter in force, subject to the provisions of Sections (1)(a) and (1)(b).

(a)                                 Disabling Conduct.  The Trustee shall be indemnified pursuant to this Section 1 against any such Expenses unless the Trustee is subject to such Expenses by reason of the Trustee’s willful misfeasance, bad faith, gross negligence, or reckless disregard of the duties involved in the conduct of his or her office as defined in Section 17(h) of the 1940 Act (“Disabling Conduct”).

(b)                                 Conditions to Indemnification. The Trustee shall be indemnified pursuant to this Section 1 if either:

(1)                                 The court or other body before which the Proceeding relating to the Trustee’s liability is brought shall have rendered a Final Decision on the merits, finding that the Trustee is not liable by reason of Disabling Conduct or is entitled to indemnification; or

(2)                                 The Proceeding against the Trustee shall have been dismissed for insufficiency of evidence of any Disabling Conduct with which the Trustee has been charged; or

(3)                                 In the absence of such a Final Decision, dismissal or withdraw, a determination shall have been made that the Trustee is not ineligible by reason of Disabling Conduct, based upon a review of the facts, by either the vote of a majority of a quorum of Independent Trustees or Independent Counsel in a written opinion, under the procedure set forth in Section 4.

2.                                      Requests for Advancement of Expenses. The Trust shall promptly advance funds to the Trustee to cover any and all Expenses the Trustee incurs with respect to any Proceeding arising out of or in connection with the Trustee’s service to the Trust, to the fullest extent permitted by the laws of the Delaware Statutory Trust Act, the Securities Act of 1933, and 1940 Act, as such statues are now or hereafter in force, subject to the provisions of this Section 2.

A request to the Trust by the Trustee for advancement of funds for such Expenses shall be made in writing addressed to the Secretary of the Trust, and shall be accompanied by the Trustee’s written affirmation of his or her good faith belief that he or she met the standard of conduct necessary for indemnification. The Secretary of the Trust shall promptly advise the Board of any request received.

Funds shall be advanced to the Trustee pursuant to this Section 2 upon the occurrence of any one of the following:

(1)         The Trust and Trustee receive written confirmation from the Trust’s insurance carrier in reasonably acceptable form that the Trust is insured against losses arising by reason of any lawful advancements;

(2)                                 A determination is made, under the procedures set forth in Section 4, by the vote of a majority of a quorum of Independent Trustees or, if such a quorum is not obtainable or the Independent Trustees so direct, by Independent Counsel in a written opinion, based on a review of the readily available facts then known (as opposed to a full trial-type inquiry), that there is reason to believe that the Trustee ultimately will be found to be entitled to indemnification; or

(3)                                 The Trust receives a written secured undertaking by the Trustee (or on the Trustee’s behalf) to repay such advancements upon a Final Decision or Judgment that he or she has engaged in Disabling Conduct, and security (in any reasonable form, including a personal secured note from the Trustee) for such advancements.

3.                                      Request for Indemnification. A request by the Trustee for indemnification shall be made in writing addressed to the Secretary of the Trust. The Secretary of the Trust shall promptly advise the Board of any request received. Upon the Trustee’s request for indemnification, a determination with respect to the Trustee’s entitlement thereto shall be made, under the procedures set forth in Section 4, by the vote of a majority of a quorum of Independent Trustees or, if such a quorum is not obtainable or if the Independent Trustees so direct, by Independent Counsel.

4.                                      Procedures Governing Determinations. The procedures set forth in this Section, subject to the requirements of Applicable Law, govern determinations regarding advancements of expenses and indemnification.

(a)                                 Rebuttable Presumption. In any determination by the Independent Trustees or Independent Counsel, the Trustee shall be afforded a rebuttable presumption that the Trustee did not engage in Disabling Conduct.

(b)                                 Cooperation. The Trustee shall cooperate with the person or persons making a determination, including without limitation providing to such persons upon reasonable advance request any documentation or information that is not privileged or otherwise protected from disclosure and is reasonably available to the Trustee and reasonably necessary to such determination. Any Expenses incurred by the Trustee in so cooperating, shall be borne by the Trust, irrespective of the determination as to the Trustee’s entitlement to indemnification or advancement of Expenses.

(c)                                  Independent Counsel. If the determination of entitlement to indemnification or advancement of Expenses is to be made by Independent Counsel, such Independent Counsel shall be selected by the Board, subject to the exception set forth in Section 4(d), and the Trust shall give written notice to the Trustee advising the Trustee of the identity of the Independent Counsel selected. The Trustee may, within five business days after receipt of such written notice, deliver to the Trust a written objection to such selection. Such objection may be asserted only on the ground that the Independent Counsel so selected does not meet the requirement of independence set forth in Section 6, and shall set forth with particularly the factual basis of such assertion. Upon such objection, the Board shall select another Independent Counsel. If within ten business days after submission by the Trustee of such written objection no Independent Counsel shall have been selected without objection, then either the Trust or the Trustee may petition the Superior Court of the State of California or any other court of competent jurisdiction for resolution of any objection that shall have been made to the selection of Independent Counsel and/or for the appointment as

Independent Counsel of a person selected by the court or by such other person as the court shall designate, and the person with respect to whom an objection is favorably resolved or the person so appointed shall act as Independent Counsel.

The Trust shall pay all reasonable fees and Expenses charged or incurred by Independent Counsel in connection with his or her determinations pursuant to this Agreement, and shall pay all reasonable fees and Expenses incident to the procedures described in this paragraph, regardless of the manner in which such Independent Counsel was selected or appointed.

(d)                                 Failure to Make Timely Determination.  If the person or persons empowered or selected under Sections 2 or 3 to determine whether the Trustee is entitled to indemnification or advancement of Expenses shall not have made such determination within thirty days after receipt by the Trust of the request therefor, the Trustee may select an attorney (1) who possesses 1940 Act experience and (2) whose selection is approved by the trustees who are not “interested persons” of the Trust under the 1940 Act; provided, however, that such thirty-day period may be extended for a reasonable period of time, not to exceed an additional thirty days, if the person or persons making the determination in good faith require such additional time to obtain or evaluate documentation or information relating thereto and provide written notice to the Trustee of the need for such an extension.

(e)                                  Payment Upon Determination of Entitlement. If a determination is made pursuant to this Agreement that the Trustee is entitled to indemnification or advancement of Expenses, payment of any indemnification amounts or advancements owing to the Trustee shall be made within ten business days after such determination (and, in the case of advancements of further Expenses, within ten days after submission of supporting information). If such payment is not made when due, the Trustee shall be entitled to an adjudication in an appropriate court of the State of California, or in any other court of competent jurisdiction, of the Trustee’s entitlement to such indemnification or advancements. The Trustee shall commence such proceeding seeking an adjudication within one year following the date on which he or she first has the right to commence such proceeding pursuant to this paragraph. In any such proceeding, the Trust shall be bound by the determination that the Trustee is entitled to indemnification or advancements, absent (i) an intentional misstatement by the Trustee of a material fact, or an intentional omission of a material fact necessary to make his or her statement not materially misleading, in connection with the request for indemnification or advancements, or (ii) a prohibition of such indemnification or advancements under applicable law.

(f)                                   Appeal of Adverse Determination. If a determination is made that the Trustee is not entitled to indemnification or advancements, the Trustee shall be entitled to an adjudication of such matter in an appropriate court of the State of California or in any other court of competent jurisdiction. Alternatively, the Trustee, at his or her option, may seek an award in arbitration to be conducted by a single arbitrator pursuant to the rules of the American Arbitration Association.

The Trustee shall commence such proceeding or arbitration within one year following the date on which the adverse determination is made. Any such judicial proceeding or arbitration shall be conducted in all respect as a de novo trial or arbitration on the merits, and the Trustee shall not be prejudiced by reason of such adverse determination.

(g)                                  Expenses of Appeal. If the Trustee seeks a judicial adjudication of or an award in arbitration to enforce his or her rights under, or to recover damages for breach of, the indemnification or Expense advancement provisions of this Agreement, the Trustee shall be entitled to recover from the Trust, and shall be indemnified by the Trust against, any and all Expenses actually and reasonably incurred by the Trustee in such judicial adjudication or arbitration, but only if the Trustee prevails therein. If it shall be determined in such judicial adjudication or arbitration that the Trustee is entitled to receive part but not all of the indemnification or advancement of Expenses sought, the expenses incurred by the Trustee in connection with such judicial adjudication or arbitration shall be appropriately prorated.

(h)                                 Validity of Agreement. In any judicial proceeding or arbitration commenced pursuant to this Section 4, the Trust (unless otherwise determined by the Trustees who are not “interested persons” of the Trust as defined in the 1940 Act) shall be precluded from asserting that the procedures and presumptions set forth in this Agreement are not valid, binding and enforceable against the Trust, and shall stipulate in any such court or before any such arbitrator that the Trust is bound by all the provisions of this Agreement.

5.                                      General Provisions.

(a)                                 Non-Exclusive Rights. The provisions for indemnification of, and advancement of Expenses to, the Trustees set forth in this Agreement shall not be deemed exclusive of any other rights to which the Trustee may otherwise be entitled. The Trust shall not be liable under this Agreement to make any payment of amounts otherwise indemnifiable hereunder if and to the extent that the Trustee has otherwise actually received such payment under any insurance policy, contract, agreement or otherwise, if such payment is not recoverable from the Trustee.

(b)                                 Continuation of Provisions. This Agreement shall be binding upon all successors of the Trust, including without limitation any transferee of all or substantially all assets of the Trust and any successor by merger, consolidation, or operation of law, and shall inure to the benefit of the Trustee’s spouse, heirs, assigns, devisees, executors, administrators and legal representatives. The provisions of this Agreement shall continue until the later of (1) ten years after the Trustee has ceased to provide any service to the Trust, or (2) the final termination of all Proceedings in respect of which the Trustee has asserted, is entitled to assert, or has been granted rights of indemnification or advancement of expenses hereunder and of any proceeding commenced by the Trustee pursuant to Section 4 relating thereto. No amendment of the Agreement and Declaration of Trust or By-Laws of the Trust shall limit or eliminate the right of the Trustee to indemnification and advancement of expenses set forth in this Agreement.

(c)                                  Selection of Counsel. The Trust shall be entitled to assume the defense of any Proceeding for which the Trustee seeks indemnification or advancement of expenses under this Agreement. However, a Trustee may request separate counsel if he or she so elects; counsel selected by the Trustees shall conduct the defense of the Trustee to the extent reasonably determined by such counsel to be necessary to protect the interests of the Trustee, and the Trust shall indemnify the Trustee therefore to the extent otherwise permitted under this Agreement, if (1) the Trustee reasonably determines that there may be a conflict in the Proceeding between the positions of the Trustee and the positions of the Trust or the other parties to the Proceeding that are indemnified by the Trust and not represented by separate counsel, or the Trustee otherwise reasonably concludes that representation of both the Trustee, the Trust and such other parties by the same counsel would not be appropriate, or (2) the Proceeding involves the Trustee but neither the Trust nor any such other party and the Trustee reasonably withholds consent to being represented by counsel select by the Trust. If the Trust shall not have elected to assume the defense of any such Proceeding for the Trustee within thirty days after receiving written notice thereof from the Trustee, the Trust shall be deemed to have waived any right it might otherwise have to assume such defense.

(d)                                 D&O Insurance. For a period of six years after the Trustee has ceased to provide services to the Trust, the Trust shall purchase and maintain in effect, through “tail” or other appropriate coverage, one or more policies of insurance on behalf of the Trustee to the maximum extent of the coverage provided to the active trustees of the Trust, unless (1) such insurance is not generally available, or (2) in the reasonable business judgment of the persons then constituting the Board the premium for such insurance is substantially disproportionate to the amount of coverage afforded.

(e)                                  Subrogation. In the event of any payment by the Trust pursuant to this Agreement, the Trust shall be subrogated to the extent of such payment to all of the rights of recovery of the Trustee, who shall, upon reasonable written request by the Trust and at the Trust’s expense, execute all such documents and take all such reasonable actions as are necessary to enable the Trust to enforce such rights. Nothing in this Agreement shall be deemed to diminish or otherwise restrict the right of the Trust or the Trustee to proceed or collect against any insurers and to give such insurers any rights against the Trust under or with respect to this Agreement, including without limitation any right to be subrogated to the Trustee’s rights hereunder, unless otherwise expressly agreed to by the Trust in writing, and the obligation of such insurers to the Trust and the Trustee shall not be deemed to be reduced or impaired in any respect by virtue of the provisions of this Agreement.

(f)                                   Notice of Proceedings. The Trustee shall promptly notify the Trust in writing upon being served with any summons, citation, subpoena, complaint, indictment, information or other document relating to any Proceeding which may be subject to indemnification or advancement of expense pursuant to this Agreement, but no delay in providing such notice shall in any way limit or affect the Trustee’s rights or the Trust’s obligation under this Agreement, except to the extent that the rights of the Trust are materially adversely affected by such delay.

(g)                                  Notices. All notices, requests, demands and other communications to a party pursuant to this Agreement shall be in writing, addressed to such party at the address specified on the signature page(s) of this Agreement (or such other address as may be furnished by such party to the Trust), and shall be deemed to have been duly given when delivered personally (with a written receipt by the addressee) or two days after being sent (1) by certified or registered mail, postage prepaid, return receipt requested, or (2) by nationally recognized overnight courier service.

(h)                                 Severability. If any provisions of this Agreement shall be held to be invalid, illegal, or unenforceable, in whole or in part, for any reason whatsoever, (1) the validity, legality and enforceability of the remaining provisions of this Agreement (including without limitations, each portion of any Section of this Agreement containing any provisions that is not itself invalid, illegal or unenforceable) shall not in any way be affected or impaired thereby, and (2) to the fullest extent possible, the remaining provisions of this Agreement shall be construed so as to give effect to the intent manifested by the provision held invalid, illegal or unenforceable.

(i)                                     Modification and Waiver. This Agreement supersedes any existing or prior agreement between the Trust and the Trustee pertaining to the subject matter of indemnification, advancement of expenses and insurance. No supplement, modification or amendment of this Agreement shall be binding unless executed in writing by both parties or their respective successors or legal representatives. Any waiver by either party of any breach by the other party of any provision contained in this Agreement to be performed by the other party must be in writing and signed by the waiving party or such party’s successor or legal representative, and no such waiver shall be deemed a waiver of similar or other provisions at the same or any prior or subsequent time.

(j)                                    Headings. The headings of the Sections of this Agreement are for convenience only and shall not be deemed to control of affect the meaning or construction of any provision of this Agreement.

(k)                                 Counterparts. This Agreement may be executed in one or more counterparts, each of which shall be an original, and all of which when taken together shall constitute one document.

(l)                                     Applicable Law. This Agreement shall be governed by and construed and enforced in accordance with the 1940 Act and the laws of the state of organization of the Trust without reference to principles of conflict of laws.

6.                                      Definitions.

For the purposes of this Agreement, the following terms shall have the following meanings:

(a)         “Board” means the board of trustees of the Trust.

(b)         “Disabling Conduct” shall be as defined in Section 1.

(c)          “Expenses” shall include without limitation all judgments, penalties, fines, amounts paid or to be paid in settlement, ERISA excise taxes, liabilities, losses, interest, expenses of investigation, fees of private investigators and professional advisors, attorneys’ fees, retainers, costs relating to any bonds, court costs, transcript costs, fees of experts and witnesses, travel expenses, duplicating costs, printing and binding costs, telephone charges, postage, delivery services fees, any federal, state, local foreign taxes imposed as a result of the actual or deemed receipt of any payments under this Agreement, and all other costs, disbursements, or expenses of the type customarily incurred or actually imposed in connection with prosecuting, defending, preparing to prosecute or defend, investigating, settling, appealing, being or preparing to be a witness in, or otherwise participating in, a Proceeding including, but not limited to, compensation for time the Trustee personally spends (i) providing or gathering factual information or assisting the Trust with gathering factual information; (ii) attending meetings with counsel for the Trust or counsel for the Trustees; (iii) responding or objecting to discovery requests or verifying discovery responses; and (iv) preparing for or attending depositions, hearing, trials, and other proceedings, such compensation to be calculated at a rate of $1,375 per hour, with a minimum of $2,765 per day, provided, however, that subsequent to the date of the adoption of this Amendment, such rate and minimum shall increase at the same percentage rate as any increases in annual Trustee compensation, as defined in the following sentence:  For purposes of calculating the rate of increase in annual Trustee compensation, “Trustee compensation” shall consist of the annual base retainer plus meeting fees for 4 (four) Board, Audit Committee and Policy Committee meetings per year. For purposes of this calculation, other compensation, such as fees for serving as a committee chair, is not considered.

(d)                                 “Final Decision” or “Judgment” shall mean a final adjudication by court order or judgment of the court or other body before which a matter is pending, from which no further right of appeal or review exists.

(e)                                  “Independent Counsel” shall mean a law firm, or a member of a law firm, that is experienced in matters of investment company law and neither at the time of designation is, nor in the five years immediately preceding such designation was, retained to represent (A) the Trust or the Trustee in any matter material to either, or (B) any other party to the Proceeding giving rise to claim for indemnification or advancements hereunder. Notwithstanding the foregoing, however, the term “Independent Counsel” shall not include any person who, under the applicable standards of professional conduct then prevailing, would have a conflict of interest in representing either the

Trust or the Trustee in an action to determine the Trustee’s rights pursuant to this Agreement, regardless of when the Trustee’s act or failure to act occurred.

(f)                                   “Independent Trustee” shall mean a trustee of the Trust who is neither an “interested person” of the Trust as defined in Section 2(a)(19) of the 1940 Act, nor a party to the Proceeding with respect to which indemnification or advances are sought.

(g)                                  The term “Proceeding” shall include without limitation any threatened, pending or completed claim, demand, threat, discovery request, request for testimony or information, action, suit, arbitration, alternative dispute mechanism, investigation, hearing, or other proceeding, including any appeal from any of the foregoing, whether civil, criminal, administrative or investigative, and shall also include any proceeding brought by the Trustee against the Trust.

(h)                                 The Trustee’s “service to the Trust” shall include without limitation the Trustee’s service as a trustee, officer, employee, agent or representative of the Trust, and his or her service at the request of the Trust as a trustee, officer, employee, agent or representative of another trust, partnership, joint venture, trust, employee benefit plan or other enterprise.

[Remainder of page left intentionally blank, with signature page to follow]

In WITNESS WHEREOF, the undersigned have executed this Agreement as of the date set for below.

Dated: March 27, 2018

Pacific Select Fund
a Delaware statutory trust

By:	/s/ James T. Morris
Name:	James T. Morris
Title:	Trustee & Chairman

TRUSTEE:

/s/ Gale K. Caruso
Gale K. Caruso
Address for notices:
[redacted]

In WITNESS WHEREOF, the undersigned have executed this Agreement as of the date set for below.

Dated: March 27, 2018

Pacific Select Fund
a Delaware statutory trust

By:	/s/ James T. Morris
Name:	James T. Morris
Title:	Trustee & Chairman

TRUSTEE:

/s/ Nooruddin S. Veerjee
Nooruddin S. Veerjee
Address for notices:
[redacted]

In WITNESS WHEREOF, the undersigned have executed this Agreement as of the date set for below.

Dated: March 27, 2018

Pacific Select Fund
a Delaware statutory trust

By:	/s/ James T. Morris
Name:	James T. Morris
Title:	Trustee & Chairman

TRUSTEE:

/s/ Frederick L. Blackmon
Frederick L. Blackmon
Address for notices:
[redacted]

In WITNESS WHEREOF, the undersigned have executed this Agreement as of the date set for below.

Dated: March 27, 2018

Pacific Select Fund
a Delaware statutory trust

By:	/s/ James T. Morris
Name:	James T. Morris
Title:	Trustee & Chairman

TRUSTEE:

/s/ Lucie H. Moore
Lucie H. Moore
Address for notices:
[redacted]

In WITNESS WHEREOF, the undersigned have executed this Agreement as of the date set for below.

Dated: March 27, 2018

Pacific Select Fund
a Delaware statutory trust

By:	/s/ James T. Morris
Name:	James T. Morris
Title:	Trustee & Chairman

TRUSTEE:

/s/ Paul A. Keller
Paul A. Keller
Address for notices:
[redacted]

In WITNESS WHEREOF, the undersigned have executed this Agreement as of the date set for below.

Dated: March 27, 2018

Pacific Select Fund
a Delaware statutory trust

By:	/s/ Adrian S. Griggs
Name:	Adrian S. Griggs
Title:	Chief Executive Officer

TRUSTEE:

/s/ James T. Morris
James T. Morris
Address for notices:
700 Newport Center Drive
Newport Beach, CA 92660